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                                                                    EXHIBIT 24.2

                         CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1995 Incentive Stock Option Plan, Director Warrants and Wilstar Options of Cherokee Inc. and to the incorporation by reference therein of our report dated August 25, 1994, with respect to the consolidated financial statements and schedules of Cherokee Inc. included in its Annual Report (Form 10-K) for the year ended June 1, 1996, filed with the Securities and Exchange Commission.




/s/ Ernst and Young LLP

Los Angeles, California
October 18, 1996